Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements and Prospectuses constituting part of the Registration Statements listed below of Wisconsin Energy
Corporation of our report dated January 25, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

  5.   Registration Statement on Form S-3 (Registration No.
       333-24277) - Stock Plus Investment Plan.

  6.   Registration Statement on Form S-8 (Registration No.
       333-86467) - Employee Retirement Savings Plan.

  7.   Registration Statement on Form S-8 (Registration No.
       33-65225) - 1993 Omnibus Stock Incentive Plan.

  8.   Registration Statement on Form S-3 (Registration No.
       333-73137) - Trust Preferred Securities.





/s/PricewaterhouseCoopers LLP
________________________________
PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
March 29, 2000